EXHIBIT 99.1

Intelligent Systems Reports Second Quarter 2021 Results

NORCROSS, Ga., Aug. 05, 2021 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation [NYSE: INS], the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended June 30, 2021.

“Our strong momentum continued into the second quarter of fiscal 2021, led by CoreCard’s flexible and agile platform in a constantly shifting environment,” said Leland Strange, CEO of Intelligent Systems. “As expected, we recognized $2.3 million in license revenue, and the total revenue for the quarter increased 66% year-over-year to $13.4 million. Our substantial top-line growth more than offset higher costs associated with our infrastructure and platform investments and resulted in meaningful growth in income from operations and net income."

“While the situation remains fluid, the COVID-19 trajectory in India continues to improve. Additionally, we still expect license revenue in the second half of 2021. However, we expect a portion of that revenue to be pushed into 2022 due to routine project delays with key clients. That said, we had a solid first half of 2021, our investments in our infrastructure are already showing results, and we are well on our way to achieving top-line growth of 20% to 25% for the year.”

Mr. Strange continued, “In addition to our recently announced partnership with Vervent, we continued to provide constant support for key customers who continue to leverage CoreCard's consistency, agility, and ability to implement new and customized features. The partnerships we entered validate our CoreCard platform and the strategic investments we made in the Company. We remain confident in our strategy and our ability to generate long-term value for our shareholders.”

Financial Highlights for the three months ended June 30, 2021

Total revenues– Total revenue in the three-month period ended June 30, 2021, was $13,355,000 which represents an increase of 66 percent compared to the comparable period in 2020.

In the following table, revenue is disaggregated by type of revenue for the three months ended June 30, 2021:

Three months ended June 30, (in thousands)	2021	2020
License	$2,300	$--
Professional services	6,100	5,156
Processing and maintenance	4,193	2,673
Third party	762	224
Total	$13,355	$8,053

Income from operations was $3,858,000 for the second quarter compared to income from operations of $2,703,000 in the comparable prior year quarter.

Net income was $2,805,000 for the second quarter compared to net income of $2,200,000 in the comparable prior year quarter.

Earnings per diluted share was $0.32 for the second quarter compared to $0.24 in the comparable prior year quarter.

Investor Conference Call Today

The company is holding an investor conference call today, August 5th, 2021, at 11 A.M. Eastern Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/intelligentsystems_08052021/en or by dialing 1-877-407-0890. As part of the conference call, Intelligent Systems will be conducting a question-and-answer session where participants are invited to email their questions to questions@intelsys.com prior to the call. A transcript of the call will be posted on the company’s website at www.intelsys.com as soon as available after the call.

The company will file its Form 10-Q for the period ended June 30, 2021, with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.intelsys.com or on the SEC website, www.sec.gov.

About Intelligent Systems Corporation
For over thirty-five years, Intelligent Systems Corporation [NYSE: INS] has identified, created, operated and grown technology companies. The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard provides prepaid and credit card processing services using its proprietary software solutions that it also licenses to others. CoreCard has designed and developed a comprehensive suite of software solutions that corporations, financial institutions, retailers and processors use to manage credit and debit cards, prepaid cards, private label cards, fleet cards, buy now pay later programs, loyalty programs, and accounts receivable and small loan transactions. CoreCard's flexible and proven processing platform is being utilized in many countries in addition to the United States including Australia, Canada, China, the United Arab Emirates, France, Italy, Mexico, New Zealand, Singapore, South Africa and the United Kingdom. Further information is available on the company’s website at www.intelsys.com or by calling the company at 770-381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, the impact of new or changes in current laws, regulations or other industry standards, risks relating to unauthorized access to confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

For further information, call
Matt White, 770-564-5504 or
email to matt@intelsys.com

Intelligent Systems Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Services	$11,055	$8,053	$19,967	$15,946
Products	2,300	−	2,300	−
Total net revenue	13,355	8,053	22,267	15,946
Cost of revenue
Services	5,558	3,694	9,986	7,201
Products	−	−	−	−
Total cost of revenue	5,558	3,694	9,986	7,201
Expenses
Marketing	46	31	83	63
General and administrative	1,241	704	2,121	1,762
Research and development	2,652	921	4,754	1,838
Income from operations	3,858	2,703	5,323	5,082
Investment loss	(134)	(95)	(267)	(1,145)
Other income	81	117	156	253
Income before income taxes	3,805	2,725	5,212	4,190
Income taxes	1,000	525	1,367	943
Net income	$2,805	$2,200	$3,845	$3,247
Earnings per share:
Basic	$0.32	$0.25	$0.43	$0.36
Diluted	$0.32	$0.24	$0.43	$0.36
Basic weighted average common shares outstanding	8,797,691	8,924,988	8,848,351	8,924,988
Diluted weighted average common shares outstanding	8,828,773	9,019,025	8,880,831	9,020,470

Intelligent Systems Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of	June 30, 2021	December 31, 2020
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$26,210	$37,956
Accounts receivable, net	7,048	3,270
Notes and interest receivable, current portion	220	−
Other current assets	1,377	1,263
Total current assets	34,855	42,489
Investments	2,654	1,921
Notes and interest receivable, net of current portion	3,012	2,681
Property and equipment, at cost less accumulated depreciation	7,790	6,914
Other long-term assets	4,304	3,020
Total assets	$52,615	$57,025

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,266	$714
Deferred revenue, current portion	1,040	1,322
Accrued payroll	2,368	1,901
Accrued expenses	354	321
Income tax payable	606	954
Other current liabilities	2,782	4,850
Total current liabilities	8,416	10,062
Noncurrent liabilities:
Deferred revenue, net of current portion	88	−
Deferred tax liability	818	818
Long-term lease obligation	2,687	1,994
Total noncurrent liabilities	3,593	2,812
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares - 9,001,311 and 8,929,368 at June 30, 2021 and December 31, 2020, respectively;
Outstanding shares - 8,742,599 and 8,885,797 at June 30, 2021 and December 31, 2020, respectively	90	89
Additional paid-in capital	16,197	15,836
Treasury stock, 258,712 and 43,571 shares at June 30, 2021 and December 31, 2020, respectively, at cost	(9,399)	(1,639)
Accumulated other comprehensive loss	(132)	(140)
Accumulated income	33,850	30,005
Total stockholders’ equity	40,606	44,151
Total liabilities and stockholders’ equity	$52,615	$57,025